Exhibit 23.1

Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 27, 2007, relating to the financial statements and the effectiveness of Hana Biosciences, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10−K of Hana Biosciences, Inc. for the year ended December 31, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO SEIDMAN, LLP
San Francisco, California

November 16, 2007